Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

For Office Use Only
WY Secretary of State
FILED: Jun 3 2025 7:26PM
Original ID: 2025-001691842

Profit Corporation
Articles of Incorporation

I. The name of the profit corporation is:
East West International, Inc.

II. The name and physical address of the registered agent of the profit corporation is:
Registered Agents Inc
30 N Gould St Ste R
Sheridan, WY 82801

III. The mailing address of the profit corporation is:
30 N Gould St Ste R
Sheridan, WY 82801

IV. The principal office address of the profit corporation is:
30 N Gould St Ste R
Sheridan, WY 82801

V. The number, par value, and class of shares the profit corporation will have the authority to issue are:

Number of Common Shares:	100,000,000	Common Par Value:	$0.0010
Number of Preferred Shares:	0	Preferred Par Value:	$0.0000

VI. The name and address of each incorporator is as follows:
Registered Agents Inc
30 N Gould St Ste R Sheridan, WY 82801

Signature: *Robin Jones* Date: 06/03/2025

Print Name: **Robin Jones**

Title: **Authorized Signer**

Email: **filings@registeredagentsinc.com**

Daytime Phone #: **3072002803**

Page 1 of 4

Wyoming
Secretary of State

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

- ☑ I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.
- ☑ I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 17-16-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).
- ☑ I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.
- ☑ I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.
- ☑ I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.
- ☑ I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Registered Agents Inc
- ☑ I consent on behalf of the business entity to accept electronic service of process at the email address provided with Article IV, Principal Office Address, under the circumstances specified in W.S. 17-28-104(e).

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii) Makes any materially false, fictitious or fraudulent statement or representation; or

(iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

☑ I acknowledge having read W.S. 6-5-308.

Filer is: ☐ An Individual ☑ An Organization

The Wyoming Secretary of State requires a natural person to sign on behalf of a business entity acting as an incorporator, organizer, or partner. The following individual is signing on behalf of all Organizers, Incorporators, or Partners.

<u>Filer Information:</u>

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation.

Signature: *Robin Jones* Date: **06/03/2025**

Print Name: **Robin Jones**

Title: **Authorized Signer**

Email: **filings@registeredagentsinc.com**

Daytime Phone #: **3072002803**

Page 2 of 4

Wyoming
Secretary of State

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

Consent to Appointment by Registered Agent

Registered Agents Inc, whose registered office is located at **30 N Gould St Ste R, Sheridan, WY 82801**, voluntarily consented to serve as the registered agent for **East West International, Inc.** and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature: *Robin Jones* Date: **06/03/2025**

Print Name: **Robin Jones**

Title: **Authorized Signer**

Email: **filings@registeredagentsinc.com**

Daytime Phone #: **3072002803**

Page 3 of 4

STATE OF WYOMING
Office of the Secretary of State

I, CHUCK GRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

East West International, Inc.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **3rd** day of **June**, **2025** at **7:26 PM.**

Remainder intentionally left blank.

Filed Date: 06/03/2025

Secretary of State

Filed Online By:

Robin Jones

on 06/03/2025

Page 4 of 4

AMENDMENT

ARTICLES OF INCORPORATION

OF

East West International, Inc.

1.Name of Company:

East West International, Inc.

2.Resident Agent:

The resident agent of the Company is:	Registered Agents, Inc.
30 N. Gould Street, Suite R
Sheridan, Wyoming 82801

3.Board of Directors:

The Company shall initially have one initial director (1), who shall be Nezar Mohamed whose collective address is: 30 North Gould Street, Suite R, Sheridan, Wyoming 82801. This individual shall serve as the initial director for the Company until a successor or successor has been elected and qualified. The number of directors may be increased or decreased by a duly adopted amendment to the By-Laws of the Company.

4.Authorized Shares:

The aggregate number of shares which the Company shall have authority to issue shall consist of 100,000,000 shares of Common Stock having a $.001 par value, and 10,000,000 shares of Preferred Stock having a $.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders.

The Common and/or Preferred Stock may be issued for such consideration as it may be fixed from time to time by the Board of Directors. As allowed by Wyoming Statutes Annotated Section 17-16-602, the Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

5.Preemptive Rights and Assessment of Shares:

Holders of Common Stock or Preferred Stock of the Company shall not have any preference, preemptive right or right of subscription to acquire shares of the Company authorized, issued, or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the Company, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its sole discretion, may determine from time to time.

The Common Stock of the Company, after the amount of the subscription price has been fully paid in, in money, property or services, as the directors shall determine, shall not be subject to assessment to pays the debts of the Company, nor for any other purpose, and no Common Stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended to provide for such assessment.

East West International, Inc. - Articles of Incorporation (Amended) Continued

6.Directors’ and Officers’ Liability

A director or officer of the Company shall not be personally liable to this Company or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by stockholders of the Company shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Company for acts or omissions prior to such repeal or modification.

7.Indemnity

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the Company, or who is serving at the request of the Company as a director or officer of another Company, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the Company as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the Board of Directors of the Company may adopt By-Laws from time to time without respect to indemnification, to always provide the fullest indemnification permitted by the laws of the State of Nevada and may cause the Company to purchase or maintain insurance on behalf of any person who is or was a director or officer.

8.Amendments

Subject always to the express provisions of Section 5 on the Assessment of Shares, this Company reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its By-Laws, in the manner now or hereafter prescribed by statute or the Articles of Incorporation or said By-Laws, and all rights conferred upon shareholders are granted subject to this reservation.

9.Power of Directors

In furtherance, and not in limitation of those powers conferred by statute, the Board of Directors is expressly authorized:

(a)Subject to the By-Laws, if any, adopted by the shareholders, to make, alter or repeal the By-Laws of the Company;

East West International, Inc. - Articles of Incorporation (Amended) Continued

(b)To authorize and cause mortgages and liens to be executed, with or without limitations as to amount, upon the real and personal property of the Company;

(c)To authorize the guaranty by the Company of the securities, evidence of indebtedness and obligations of other persons, Company’s or business entities; and

(d)To set apart out of any funds of the Company available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve; and

(e)By resolution adopted by a majority of the whole board, to designate one or more committees to consist of one or more directors of the of the Company, which, to the extent provided on the resolution or in the By-Laws of the Company, shall have and may exercise the powers of the Board of Directors in the management of the affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. Such committees shall have names and names as may be stated in the By-Laws of the Company or as may be determined from time to time by resolutions adopted by the Board of Directors.

All the corporate powers of the Company shall be exercised by the Board of Directors except as otherwise herein or in the By-Laws or by law.

IN WITNESS WHEREOF, I hereunder set my hand on June 12, 2025, hereby declaring and certifying that the facts stated hereinabove are true with this amendment to the Company’s Articles of Incorporation.

Signature of Officer

Name:	Nezar Mohamed
Address:	30 N. Gould Street, Suite R
Sheridan, Wyoming 82801

Signature:	/s/ Nezar Mohamed